                                                                      Exhibit 11
                                                                      ----------

                    COMPUTER NETWORK TECHNOLOGY CORPORATION

                Statement Re: Computation of Net Income (Loss)
                    Per Common and Common Equivalent Share

                 (Not Covered by Independent Auditors' Report)


                                                 Years Ended December 31
                                          -------------------------------------
                                          1996 /(1)/   1995 /(1)/    1994 /(1)/
                                          -----------  -----------  -----------
Net Income (loss)                         $ 1,359,731  $ 4,022,448  $(4,714,385)
                                          ===========  ===========  ===========
Primary Earnings (Loss) Per Share
---------------------------------
Weighted average number of
 common shares outstanding                 23,240,605   22,674,707   21,971,983


Dilutive effect of
 outstanding common
 equivalent shares                            316,112      768,430           -
                                          -----------  -----------  -----------

Weighted average number of
 common and common equivalent
 shares outstanding                        23,556,717   23,443,137   21,971,983
                                          ===========  ===========  ===========
Net income (loss) per common
 and common equivalent share              $       .06  $       .17  $      (.21)
                                          ===========  ===========  ===========

Fully Diluted Earnings (Loss) Per Share:
----------------------------------------
Weighted average number of
 common shares outstanding                 23,240,605   22,674,707   21,971,983


Dilutive effect of
 outstanding common
 equivalent shares                            412,854      828,658           -
                                          -----------  -----------  -----------

Weighted average number of
 common and common equivalent
 shares outstanding                        23,653,459   23,503,365   21,971,983
                                          ===========  ===========  ===========

Net income (loss) per common
 and common equivalent share              $       .06  $       .17  $      (.21)
                                          ===========  ===========  ===========


(1) For the years ended December 31, 1996 and 1995, outstanding stock options and warrants issuable under various stock option plans and warrant agreements, and common shares issuable under the employee stock purchase plan (as disclosed in the notes to the consolidated financial statements incorporated by reference in this Form 10-K) are converted to common equivalent shares by the treasury stock method. For the year ended December 31, 1994, such stock options, warrants, and shares issuable under the employee stock purchase plan are not included in the computation due to their anti-dilutive nature.